U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 24, 2002


                              VIRAL GENETICS, INC.
             (Exact name of registrant as specified in its charter)

                                    000-26875
                              (Commission File No.)

                Delaware                               33-0814123
     (State or other jurisdiction of        (IRS Employer Identification No.)
     incorporation or organization)


                   905 Mission Street, So. Pasadena, CA 91030
                    (Address of principal executive offices)


                                 (323) 682-2171
                         (Registrant's telephone number)

                                 Not Applicable
                 (Former address, if changed since last report)

This Amendment No. 1 to the Form 8-K filed on August 23, 2002, is filed to correct information regarding the ownership of Top Hat Investments, Inc. and a typographical error regarding the exercise price of the warrants described below, and to update certain information regarding ownership of the warrants.

Item 5. Other Events

     On July 24, 2002, Viral Genetics, Inc., completed the conversion of certain debt obligations to equity. Viral Genetics issued 1,654,027 units to Top Hat Investments Inc., of Toronto, Ontario, Canada, in exchange for cancellation of $1,323,222 of debt obligations payable to Top Hat Investments. Top Hat Investments is a private investment firm owned by one or more private Canadian investors, the names of whom have not been disclosed to Viral Genetics, and its president is Phillip W. Knight.

     Each unit consists of one share of common stock and a warrant to purchase one-half share of common stock. Consequently, Viral Genetics issued to Top Hat Investments 1,654,027 shares of common stock and warrants to purchase 827,013 shares of common stock at an exercise price of $1.00 per share that expire June 16, 2003. If the warrant is not exercised within 45 days following the date on which the Mexican government or authorized agency thereof issues a license, permit, or other authorization for the sale of our TNP product in Mexico, then the exercise price automatically increases to $1.25 per share. Viral Genetics was subsequently advised by Top hat Investments that it assigned the warrants to purchase 827,013 to one or more unidentified third parties. Viral Genetics has not received the assigned warrants for transfer to the new holders as of the date of this report. Assuming all of the warrants are exercised, the securities acquired from Viral Genetics by Top Hat Investments and its assignees would represent approximately 6.13 percent of our outstanding common stock.

     Since April 2001, Top Hat Investments advanced funds to or for Viral Genetics to support operations in the total amount of $1,042,947, which includes $499,000 of direct cash advances. Top Hat Investments also acquired outstanding Viral Genetics notes in the amount of $280,275. All of these obligations were cancelled in the exchange.

     The conversion of debt to equity was effected without registration under the Securities Act of 1933 in reliance on Regulation S for transactions with non-U.S. persons. No broker was involved in the transaction and no commission was paid to any person.

Item 7.  Financial Statements and Exhibits

Exhibits

     Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No                       Title of Document                    Location
-----------                       -----------------                    --------

10.1           Letter from Top Hat Investments dated June 28, 2002         *

10.2           Subscription Agreement with Top Hat Investments             *

10.3           Warrant Agreement issued to Top Hat Investments             *

* These items are included as exhibits to the Form 8-K filed with the Securities and Exchange Commission on August 23, 2002, and are incorporated herein by this reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VIRAL GENETICS, INC.


Dated:  September 24, 2002                By /s/ Haig Keledjian, President


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